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                                                                     EXHIBIT 4.2



                              AMENDED AND RESTATED


                      PIONEER HI-BRED INTERNATIONAL, INC.


                               STOCK OPTION PLAN



1.  ESTABLISHMENT OF THE PLAN.



     a) The Company hereby establishes the Pioneer Hi-Bred International, Inc. Stock Option Plan (the "Plan").



     b) Purpose.



     The intent of the Plan is to assure that executives and other key employees have a concrete interest in the long-term success of the Company and to give such employees the long-term perspective required in an industry which takes several years to develop a product, and to align the interest of such employees with the long-term interests of shareholders.



2.  DEFINITIONS.



     a) "Board" means the Board of Directors of Pioneer Hi-Bred International, Inc.



     b) "Change in Control" means (i) the acquisition, whether directly, indirectly, beneficially (within the meaning of Rule 13d-3 of the Securities and Exchange Act of 1934, as amended (the "1934 Act")), or of record, of securities of Pioneer Hi-Bred International, Inc. representing twenty-five percent (25%) or more in number of the total of a) the number of shares of common stock then outstanding, b) the number of shares of common stock issuable upon conversion (whether or not then convertible) or otherwise of Class B Common Stock and c) the number of shares of common stock issuable upon conversion (whether or not then convertible) or otherwise constituting the common stock equivalent of any other class or series of capital stock which votes for or in the election of directors by any "person" (within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act), including any corporation or group of associated persons acting in concert, other than (A) the Corporation and/or (B) any employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security act of 1974, as amended) of the Corporation, including a trust established pursuant to any such plan, or (ii) the nomination and election of twenty-five percent (25%) or more of the members of the Board of the Corporation without recommendation of such Board. The ownership of record of 25% or more in number of the total of a) the number of shares of common stock then outstanding,
b) the number of shares of common stock issuable upon conversion (whether or not then convertible) or otherwise of Class B Common Stock and c) the number of shares of common stock issuable upon conversion (whether or not then convertible) or otherwise constituting the common stock equivalent of any other class or series of capital stock which votes for or in the election of directors of the Corporation by a person engaged in the business of acting as nominee for unrelated beneficial owners shall not in and of itself by deemed to constitute a Change in Control.



     c) "Committee" means the Compensation Committee of the Board of Directors of the Company or any successor committee.



     d) "Company" means Pioneer Hi-Bred International, Inc., an Iowa Corporation and any division, subsidiary or affiliate thereof.



     e) "Competition" shall mean (i) engaging, directly or indirectly, whether as an employee, independent contractor, consultant, or otherwise, in a business similar to the business of the Company, and/or (ii) owning, managing, operating, controlling, being employed by or having a financial interest in, or being connected in any manner with, the ownership, management, operation, or conduct of any such similar business, provided that mere ownership (directly, indirectly or beneficially) of the stock of a corporation representing less than five percent (5%) of such corporation's outstanding stock shall not be considered competition.

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     f) "Early Retirement" means retirement of a Participant, who remains in the employ of the Company until his retirement on or after age fifty-five (55) but prior to age sixty-five (65). Notwithstanding the prior sentence, the Participant must complete five (5) year of full time service with the Company before such retirement.



     g) "Fair Market Value" of a share of Common Stock of the Company shall mean, with respect to the date in question, either (x) the average of the highest and lowest officially-quoted selling prices on such exchange or (y) the closing sale price of such stock, as selected by the Committee; or if the Company's Common Stock is not quoted by NASDAQ, traded on such an exchange, or otherwise traded publicly, the value determined, in good faith, by the Committee.



     h) "Normal Retirement" means retirement by a Participant who remains in the employ of the Company until age 65 or any time on or after the Participant attains age 65.



     i) "Option" means an option granted under this Plan.



     j) "Participant" means an employee who is eligible to participate in this plan under Section 4.



     k) "Plan" means the Pioneer Hi-Bred International, Inc. Stock Option Plan as amended from time to time.



     l) "Shares" means the Common Stock, $1 par value, of Pioneer Hi-Bred International, Inc.



     m) "Termination for Cause" means termination as determined by the Committee, except after a Change in Control, "Termination for Cause" shall mean the termination of employment of a Participant as a direct result of an act or acts of dishonesty, constituting a felony under the laws of the United States or the State of Iowa and resulting or intended to result directly to indirectly in gain or personal enrichment at the expense of the Company. An act or acts of dishonesty constituting a felony will be deemed to occur only if the act or acts constituting the felony are established either by (a) the specific admission of the Participant or (b) a final nonappealable judgment of a court of competent jurisdiction.



3.  ADMINISTRATION.



     a) Administration. The Plan shall be administered by the Committee. The Committee shall have authority to make all determinations required under the Plan, to interpret the Plan, to decide questions of facts arising under the Plan, to formulate rules and regulations covering the operation of the Plan and to make all other determinations necessary or desirable in the administration of the Plan. The decisions of the Committee on any questions concerning or involving the interpretation or administration of the Plan shall be final and conclusive.



     b) Delegation of Authority. The Committee may delegate, to the extent allowed by law, to any officer of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that only the Committee may select, and grant Options to, Participants who are subject to Section 16 of the Securities Exchange Act of 1934.



4.  PARTICIPATION.



     Participation in the Plan shall be limited to executive officers and those other key employees of the Company and its subsidiaries selected by the Committee.



     Directors who are officers of the Company shall be eligible to participate in the Plan. No director who is not an officer of the Company and no member of the Committee shall be eligible to participate in the Plan.



5.  GRANTS.



     The Committee may from time to time grant to Participants Options for such number of Shares as the Committee shall determine in its sole discretion (such individuals to whom grants are made being

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herein called "Optionees"). The Options granted shall take such form as the
Committee shall determine, subject to the following terms and conditions.



     a) Price. The price per share deliverable upon the exercise of each Option ("exercise price") shall not be less than 100% of the Fair Market Value of the Shares on the date the option is granted.



     b) Exercise. Options may be exercised in whole or in part upon payment of the exercise price of the Shares to be acquired. Payment shall be made in cash or, in the discretion of the Committee, in shares previously acquired by the Participant and held by the Participant for at least six months or a combination of cash and such shares of Common Stock. The Fair Market Value of shares of Common Stock tendered on exercise of Options shall be determined on the date of exercise.



     c) Exercise Through a Broker. Options may be exercised in whole or in part upon delivery (including by fax) to the Company of an irrevocable written notice of exercise with irrevocable instructions to a broker-dealer to sell (or margin) some or all of the Shares and deliver sale (or margin loan) proceeds directly to the Company to pay the exercise price and withholding taxes. The date on which such notice is received by the Company shall be the date of exercise of the option, provided that within three business days of the delivery of such notice the funds to pay for exercise of the option are delivered to the Company by a broker acting on behalf of the Optionee either in connection with the sale of the shares underlying the option or in connection with the making of a margin loan to the Optionee to enable payment of the exercise price of the option. In connection with the foregoing, the Company will provide a copy of the notice and instructions to the aforesaid broker upon receipt by the Company of such notice and will deliver to such broker, within three business days of the delivery of such notice to the Company, a certificate or certificates (as requested by the broker) representing the number of shares underlying the option that have been sold by such broker for the Optionee.



     d) Terms of Options. The term during which each option may be exercised shall be determined by the Committee, but in no event shall an option be exercisable in whole or in part in less than one year unless accelerated as set forth herein or, more than ten years and one day from the date it is granted.



     All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee. The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirement as is designated by the Committee. The Committee may accelerate the time at which any option may be exercised in whole or in part. The Optionee shall not be entitled to any voting rights or any stock represented by outstanding Options.



     e) Termination of Employment: Change in Control. If an Optionee ceases to be an employee of the Company due to Normal Retirement, death or total and permanent disability, a) each of the Optionee's unvested and unexpired Options shall become fully vested, and b) each of the Optionee's exercisable Options (including those Options vested in clause a of this paragraph) shall only remain exercisable for, and shall otherwise terminate at the end of, a period of one year or for such other period as the Committee determines in its sole discretion from the date of termination of employment. Notwithstanding the above, an Option shall not be exercisable after its expiration date established pursuant to section 5d.



     If an Optionee ceases to be an employee of the Company upon the occurrence of his or her Early Retirement, a) the Committee in its sole discretion may vest all or a portion of the Optionee's options, b) each of the Optionee's exercisable Options vested in clause a of this paragraph shall only remain exercisable for, and shall otherwise terminate at the end of, a period determined by the Committee in its sole discretion, and c) each of the Optionee's exercisable Options (excluding those Options vested in clause a of this paragraph) shall only remain exercisable for, and shall otherwise terminate at the end of a period of one year or for such other period as the Committee determines in its sole discretion after the

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date of Early Retirement. Notwithstanding the above, an Option shall not be exercisable after its expiration date established pursuant to section 5d.



     If an Optionee ceases to be an employee of the Company due to Termination for Cause (including after a Change in Control), each of the Optionee's Options (including both vested and unvested options) shall be forfeited.



     If an Optionee ceases to be a full time employee of the Company for any reason other than death, Disability, Normal or Early Retirement or Termination for Cause, each of the Optionee's then exercisable Options shall only remain exercisable for, and shall otherwise terminate at the end of, a period of 90 days or for such other period as the Committee determines in its sole discretion after the date of termination of employment. Notwithstanding the above, an Option shall not be exercisable after its expiration date established pursuant to section 5d. All of Optionee's Options that were not exercisable on the date of such termination shall be forfeited.



     Notwithstanding anything to the contrary herein, if a participant ceases to be a full time employee of the Company or any subsidiary, for any reason other than Termination for Cause, the Committee at its sole discretion a) may accelerate the vesting of any unvested Option so that it will become fully vested and exercisable as of the date of such participant's termination of employment and b) may establish a period for which any exercisable Option (including those Options vested in clause a of this paragraph) shall remain exercisable. Notwithstanding the above, an Option shall not be exercisable after its expiration date established pursuant to section 5d.



     If there is a Change in Control of the Company, there will be an automatic acceleration of the vesting of any outstanding Option so that it will become fully vested and exercisable upon the Change in Control and except only for Termination for Cause or engaging in Competition, shall remain exercisable until its expiration date established pursuant to section 5d.



     f) Competition. Notwithstanding the above, unless an Optionee receives written consent to do so from the Company, if the Optionee engages in Competition each of the Optionee's Options (including both vested and unvested options) shall be forfeited. Such consent must explicitly refer to the Optionee's stock Options to be effective.



     g) Maximum. The maximum number of shares with respect to which stock options may be granted to any such individual in any period covering five consecutive Plan Years shall not exceed 500,000 shares.



6.  SHARES AVAILABLE FOR THE PLAN.



     a) Number. Subject to adjustments as provided in Section 8, the total number of Shares that may be issued pursuant to the Plan shall not exceed 3,000,000. These Shares may consist, in whole or in part, of authorized but unissued shares or shares reacquired by the Company including, without limitation, Shares purchased in the open market, and not reserved for any other purpose.



     b) Reacquired Shares. If, at any time, any Option expires or terminates unexercised or fails to vest, such unpurchased Shares shall thereafter be available for further grants under the Plan.



7.  WRITTEN AGREEMENT.



     Each employee to whom a grant is made under the Plan shall enter into a written agreement with the Company that shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.



8.  ADJUSTMENTS.



     In the event of any change in the outstanding shares of stock of the Corporation by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares or other similar corporate change, the Committee in its sole discretion shall make such adjustments as it deems appropriate in the aggregate number and kind of shares issuable under the Plan, in the number and kind of

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shares covered by grants made under the Plan, and in the exercise price of outstanding Options, and such determination shall be conclusive. In the event of any liquidation, dissolution, merger, consolidation or other reorganization ("Transaction"), the Options shall continue in effect in accordance with their respective terms, except that following a Transaction each Optionee shall be entitled to receive in respect of each Share subject to any outstanding Options, as the case may be, upon exercise of any Option, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share. After the Distribution Date as defined in the Rights Agreement between Pioneer Hi-Bred International Inc. and the First National Bank of Boston as Rights Agent, the Committee will make adjustments to avoid the dilutive impact of the exercise of rights or the exchange of rights pursuant to such agreement.



9.  WITHHOLDING OF TAXES.



     The Company may require, as a condition to any grant under the Plan or the delivery of certificates for shares issued hereunder, that the grantee pay to the Company, in cash, any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or any delivery of shares or Options. Participants may pay such taxes through a) the withholding of shares otherwise deliverable to such Participant in connection with the exercise of the Option, b) the delivery to the Company of Shares otherwise acquired by the participant, or c) through the brokerage exercise feature described in Section 5(c). The Shares withheld by the Company or Shares tendered to the Company for satisfaction of tax withholding obligations under this section shall be valued in the same manner as used in computing the withholding taxes under applicable law. The Company, to the extent permitted or required by law, shall have the right to deduct from any payment of any kind (including salary or bonus) otherwise due to a Participant any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, or vesting of Options under the Plan or delivery of shares, or to retain or sell without notice a sufficient number of the Shares to be issued to such Participant to cover any such taxes, provided that the Company shall not sell any such shares if such sale would be considered a sale by such Participant for purposes of Section 16 of the Exchange Act.



10.  LISTING AND REGISTRATION.



     If the Committee determines that the listing, registration, or qualification upon any securities exchange or under any law of shares subject to any Option is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of shares thereunder, no such Option may be exercised in whole or in part unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.



11.  TRANSFER OF EMPLOYEE AND LEAVES OF ABSENCE.



     Transfer of an employee from the Company to a Subsidiary, from a Subsidiary to the Company, and from one Subsidiary to another shall not be considered a termination of employment. Nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence which is considered as continuing intact the employment relationship; in such a case, the employment relationship shall be continued until the date when an employee's right to reemployment shall no longer be guaranteed either by law or by contract.



12.  DURATION OF THE PLAN.



     The date of commencement of the amended and restated Plan shall be March 10, 1998. The Plan shall continue until terminated by the Board. Any Options granted prior to shareholder approval may not be exercised until, and will be void unless, shareholder approval is obtained as required by applicable laws.

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13.  AMENDMENT AND TERMINATION OF THE PLAN.



     a) Amendment. This Plan may be amended by the Board, without shareholder approval except as otherwise required by the law.



     b) Termination. The Company reserves the right to terminate the Plan at any time by action of the Board.



     c) Existing Options. Neither amendment nor termination of this Plan shall affect any outstanding Options. However, with the consent of the grantee affected thereby, the Committee may amend or modify the grant of any outstanding Option in any manner to the extent that the Committee would have had the authority to make such grant as so modified or amended, including without limitation to change the date or dates as of which an option becomes exercisable without limitation.



14.  PROVISIONS APPLICABLE SOLELY TO INSIDERS.



     Persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended ("Section 16") with respect to securities of the Company, may have to comply with additional rules imposed by the Company to ensure compliance with
Section 16.



15.  MISCELLANEOUS.



     a) No Contract of Employment. Nothing in this Plan shall be construed as a contract of employment between the Company and any Participant. Nothing in this Plan shall be deemed to constitute a contract for services between the Company and a Participant, and nothing contained in the Plan shall be deemed to give a Participant any right to continue furnishing services to the Company or the Company any right to demand such services. Nothing in this Plan shall be construed as an elimination of the right of the Company to discharge a Participant, with or without cause.



     b) Severability. If any provision of this Plan is held to be illegal, invalid, or unenforceable, such illegality, invalidity or unenforceability shall not affect the remaining provisions of this Plan, and such provision shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never been inserted.



     c) Governing Law. This Plan shall be governed by the laws of the State of Iowa without reference to the principles of conflict of laws therein.



                                          PIONEER HI-BRED INTERNATIONAL, INC.



                                          By:

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                                              Charles S. Johnson


                                              President and CEO


---------------------------------------------------

Jerry L. Chicoine


Secretary